Exhibit 32.1
Certification
Pursuant to Section 1350 of Chapter 63 of Title 18 of the
United States Code as Adopted Pursuant to Section 906
of the Sarbanes-Oxley Act of 2002
      In connection with the filing of the Annual Report on Form 10-K of Harris Corporation (“Harris”) for the fiscal year ended June 30, 2006, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Howard L. Lance, Chairman of the Board, President and Chief Executive Officer of Harris, hereby certifies, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. §1350, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Harris as of the dates and for the periods expressed in the Report.
Dated: September 6, 2006

/s/ Howard L. Lance _________________________ Name: Howard L. Lance
Title: Chairman of the Board, President and
Chief Executive Officer